Exhibit 99.1

Press Release

For Immediate Release

BKF Capital Issues Open Letter to Qualstar Board—

“There You Go Again” Distorting the Facts and

Distracting Shareholders from the Issues

BOCA RATON, Fla. — (BUSINESS WIRE)—June 15, 2012

BKF Capital Group, Inc. (OTCQB—BKFG) today released an open letter to the Board of Directors of Qualstar Corporation (NASDAQ—QBAK) in advance of a Special Meeting of Shareholders on June 20, 2012 to remove and replace the Qualstar Board. In the letter, BKF accuses the Board of once again distorting the truth about BKF and its principal, Steven Bronson, in an attempt to distract shareholders from the real issues of continually dismal performance, the problems of a business segment in decline that the Board has failed effectively to address and a purported turnaround strategy fraught with acquisition risk.

The full text of the letter follows.

June 15, 2012

To the Directors of Qualstar Corporation:

“There you go again.”

Yesterday you issued a press release with the eye-catching but utterly misleading title, “Qualstar Sets the Record Straight Regarding Steven Bronson’s Experience and BKF’s True Interests.” It is clear to us that, once again, your distortions and half-truths are simply an attempt to distract the attention of Qualstar shareholders from the real issues and problems that have plagued the Company on your watch. We address each of your errant claims below, but first focus on the real issues and problems from which the Board is apparently attempting to deflect shareholder attention.

Setting the Real Record Straight

BKF has called for the Special Meeting of Shareholders on Wednesday, June 20, 2012 to remove and replace the Qualstar Board, a program endorsed by Institutional Shareholder Services (ISS), the premier proxy advisory firm. BKF is urging Qualstar shareholders to promptly return their GOLD proxy cards to vote FOR the proposals of BKF to remove and replace the Board—

▪	Because, under the watch of the current Board, the Company has extended a continuous streak of unprofitability that began in 2004;

▪	Because, under the watch of the current Board, the Company’s net revenues have continued to decline, so that they were 42% less in 2011 than they were in 2004;

▪	Because, under the watch of the current Board, the Company’s stock price has continued to decline, so that is it over 60% lower than it was 10 years ago on a dividend adjusted basis;

▪	Because, under the watch of the current Board, the Company’s Tape Library business continues to lose money, dragging down the fortunes of the Company;

▪	Because the Board is touting an acquisition strategy when it has been incapable of profitably running its primary legacy business;

▪	Because pursuit of acquisitions as a cover for failed management of existing businesses is a tried and true prescription for financial disaster;

▪	Because the Board is refusing to make a distribution to its shareholders of excess cash, instead proposing to risk that cash on an unspecified and unproven program of acquisitions as part of a dangerous turnaround strategy;

▪	Because, with the departure of Mr. Gervais today, the current Board owns less than 1.3% of the outstanding shares;

▪	Because, at the recent annual meeting of shareholders, 3 of 5 directors failed to get a majority of the votes and a substantial number of shareholders withheld their votes from the other two;

▪	Because the current Board has just hired as the new CEO one of its own members with no experience as the CEO of a public company, and has guaranteed him payments in the first year of $455,000 not tied to performance; and

▪	Because for all of these reasons, we do not trust you when you say that at long last you are going to turn the fortunes of our Company around.

Even Glass Lewis, whose recommendation you continue to tout, has said—

[The Glass Lewis] view should not be construed as an endorsement of management or its recent efforts, which, as noted at length [in the Glass Lewis report] have failed to generate attractive value for the Company's shareholders.

Correcting Distortions of the Record

While we see your tactics for what they are, we are compelled nonetheless to address your most recent distortions and ill-informed and misleading accusations again BKF and Mr. Bronson.

Mikron Infrared, Inc.

Mr. Bronson was appointed to the Mikron board in September 1996 and became chairman and chief executive officer in August 1998, without taking a salary, to lead the company's effort of exploring strategic alternatives. He and the board determined that the best course for the company was to recruit an experienced management team, which he did. Notably, Mr. Bronson required that the management team invest their own money in company stock, which they did at a 150% premium to then current market. (Compare this with the compensation package that the Qualstar Board has handed to its new CEO, Mr. Firestone.) The management team recruited by Mr. Bronson successfully turned Mikron around, increasing its value by over 1000%. Isn’t that exactly what we want for Qualstar?

The lawsuit subsequently brought by an affiliate of Mr. Bronson against Mikron was for the breach of an advisory contract, which the company settled by making a cash payment to the affiliate. What, we ask, is wrong with that?

4Net Software

When Mr. Bronson purchased a 50.1% interest in this company in June 1996, it had only cash of less than $250,000 and its stock was almost worthless ($.00125 per share, to be exact). Mr. Bronson invested money in the company for a software business, which was then hit with the dot.com bubble of 2000. Mr. Bronson did the rational thing at the time of discontinuing this business. This is just the kind of sensible business judgment that appears to be lacking on the current Qualstar Board.

Ridgefield Acquisition Corp.

When Mr. Bronson bought control of Ridgefield in March 2000, the company had already disposed of its operations, and shareholders’ equity was under $450,000. Mr. Bronson grew that shareholders’ equity to over $800,000 as of March 31, 2011, after which the company made a cash distribution to shareholders. What exactly is the problem with this? Yes, Mr. Bronson increased his equity ownership to 82%, but he did so through cash investments and exercise of warrants, in each case with a value, or a strike price at the time of issuance, at or above market. More to the point, Mr. Bronson invested in both Ridgefield and 4NetSoftware as financial plays; they were not operating businesses. It is difficult to see any relevance of these companies to Qualstar.

Interlink Electronics Inc.

The one company that the Board has stopped talking about is Interlink, which has actual relevance to Qualstar. This is an operating company that had been losing money for ten years, that Mr. Bronson took control of in 2010 and is now poised for its first profitable year in over ten years.

The 40 Act

The Board is most shrill with its dire predictions of BKF having to dispose of its interest in Qualstar because of issues under the Investment Company Act of 1940 and its fantasy of BKF’s seeking only to extract a dividend from the Company before it is required to sell its shares.

We have said it before, and we will say it again, BKF believes it is unlikely that it will be required to dispose of its shares. What is apparent to us from the Board’s rant is that the Board knows little about BKF, little about its plans and little about the Investment Company Act.

The Conclusion

The noise that the Board is seeking to generate did not fool ISS, which recommended in favor of BKF’s program to remove and replace the Board, nor should it fool the Company’s shareholders. To restore value and for a Board whose interests are aligned with shareholders, shareholders should vote their GOLD proxy cards in favor of the BKF program.

BKF Capital Group, Inc.
Greg S. Heller
Senior Vice President

About BKF Capital Group Inc.

BKF Capital Group Inc. (OTCQB - "BKFG") is a publicly traded company focused on arranging a merger, acquisition, business combination or other arrangement with both public and private companies with unique value opportunities and/or acquiring a controlling position in such companies through equity purchases or debt financings. For additional information please visit: www.bkfcapital.com.

Qualstar shareholder with questions should contact BKF’s proxy advisors—

PHOENIX ADVISORY PARTNERS

110 Wall Street

27th Floor

New York, NY 10005

Call Toll Free: (877) 478-5038

Banks And Brokers Call Collect: (212) 493-3910

No matter how many shares you own, your vote is extremely important.

You can take control of your Company’s future, but for democracy to work you have got to vote.

We need an absolute majority to win.

Doing nothing is the same as a vote for a Board that has failed you in the past.

Please vote your GOLD proxy card and support the BKF slate.

Do not return a WHITE proxy card or any other card sent to you on behalf of the current Board

Contact:

BKF Capital Group, Inc.

Greg Heller, 561-362-4199 x 330

gheller@bkfcapital.com